Exhibit 10.1

SECOND AMENDMENT
TO THE
THIRD AMENDED AND RESTATED
EMPLOYMENT AGREEMENT FOR
STEVEN J. HILTON
Meritage Homes Corporation, a Maryland corporation (the “Company”), and Steven J. Hilton (“Executive”) entered into a Third Amended and Restated Employment Agreement effective as of January 1, 2010 (the “Agreement”). By execution of this Amendment, the Company now desires to amend the Agreement as set forth below.
1.    Unless as otherwise provided herein, this Second Amendment shall be effective as of the date approved by the Company’s Compensation Committee of the Board of Directors.
2.    Section 5(b) of the Agreement is hereby amended and restated in its entirety as follows:
(b)    Long-Term Incentives. For years after 2012, the Committee shall grant Executive a minimum of 50,000 RSUs or such equivalent number of shares of equity as the Committee determines in its discretion. The Restricted Shares grant, the RSU grant, any options or other equity-based awards shall, upon termination of Executive’s employment under Section 7(b), (c), or (e) or the nonrenewal of this Agreement, be immediately accelerated and become fully vested without further action and all restrictions on such awards shall immediately lapse. Such restricted stock, RSUs, options and other equity-based awards shall also be subject to the accelerated vesting and other provisions set forth in the Amended and Restated Change in Control Agreement between Executive and Company, effective as of January 1, 2010 (“CIC Agreement”).
3.    Section 7(b) of the Agreement is hereby amended by replacing clause (v) with the following:
(v) any restricted stock, options and other equity-based awards previously granted will become fully vested and exercisable and all restrictions on awards will lapse; and

4.    Section 7(b), (c) and (e) of the Agreement are hereby amended by adding the following sentence to the end thereof:
For the avoidance of confusion, the phrase “other equity awards” shall include, but is not limited to, RSUs.
5.    This Second Amendment amends only provisions of the Agreement as noted herein, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Second Amendment shall supersede the provisions of the Agreement to the extent those provisions are inconsistent with provisions and the intent of this Second Amendment.
IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of this 8th day of October, 2012.

MERITAGE HOMES CORPORATION, a Maryland corporation

By:	/s/ Ray Oppel
Name:	Ray Oppel
Title:	Chairman of Compensation Committee

EXECUTIVE: STEVEN J. HILTON

/s/ Steven J. Hilton